UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


     Date of report (Date of earliest event reported) February 2, 2001
                                                      ----------------

                            Saleoutlet.com, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         NEVADA                      000-26569              88-0399260
----------------------------      ----------------     ---------------------
(State or other jurisdiction      (Commission File        (IRS Employer
  of incorporation)                   Number)          Identification Number)


    350 E. Michigan Avenue, Suite 410, Kalamazoo, Michigan  49007-3800
    ------------------------------------------------------------------
                  (Address of principal executive offices)


Registrant's telephone number, including area code    (616) 349-3971
                                                      --------------



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ITEM 5.   Other Events
          ------------

Reverse Split of the Company's Common Shares:
---------------------------------------------

	A majority of the shareholders of the registrant, pursuant to the recommendation of the Board of Directors, voted for a reverse split of the company's common shares. All shares held as of January 15, 2001 will be subject to the reversal. As a result of the amendment to the company's articles of incorporation, each six (6) shares held by a shareholder on January 15, 2001 will be exchanged for one (1) shares of the company's common stock.


Merger:
-------

     On January 17, 2001 the registrant, Saleoutlet.com, Inc.
completed a merger with Gatlin Holdings, Inc., an Indiana corporation. As part of the merger agreement, Saleoutlet.com, Inc. has changed its name to Gatlin Holdings, Inc.


New Trading Symbol:
-------------------

	As of Monday, February 5, 2001, the company will be trading on the NASD OTC Bulletin Board under the symbol of "GTHI".



Item 6.   Resignation of Registrant's Directors
          -------------------------------------

	The entire Board of Directors of the registrant resigned as of January 15, 2001. The shareholders of the registrant, on January 15, 2001 elected the following to the Board of
Directors: Wesley Van Dam, Jon Newby and Steve Burhoe. The newly elected directors will serve until the next regular annual meeting of the shareholders, or until otherwise removed.


Item 7.    Financial Statements
          --------------------

	The financial statements of Gatlin Holding, Inc. an Indiana corporation, will be included in a subsequently filed amendment to this form 8-K.



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                                 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934,the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Saleoutlet.com, Inc.

Date   February 2, 2001
    ----------------------

                                         By: /s/ Jon Newby
                                            ---------------------------------
                                            Jon Newby, President AND DIRECTOR


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